UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2012

Marina Biotech, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		425-908-3600

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Between August 10, 2012 and August 21, 2012, Marina Biotech, Inc. (the “Company”) committed to issue to eight of its vendors an aggregate of approximately 3.2 million shares of its common stock (the “Settlement Shares”) to settle outstanding amounts due to such vendors in the aggregate amount of approximately $1.1 million. The Company issued the Settlement Shares in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On August 15, 2012, Peter D. Parker submitted his resignation as a member of the Board of Directors (the “Board”) of the Company, effective at the close of business on Friday, August 17, 2012. On August 21, 2012, each of R. John Fletcher, James M. Karis and Michael D. Taylor, Ph.D. submitted his resignation as a member of the Board, effective at the close of business on August 21, 2012.

Appointment of Directors

On August 20, 2012, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, elected Stefan Loren, Ph.D. and Joseph Ramelli to fill the vacancies in the Board created by the resignation of Peter D. Parker and Gregory Sessler, pursuant to Article II, Section 5 of the Amended and Restated By-Laws of the Company (the “By-Laws”), effective immediately, with a term expiring at the annual meeting of stockholders to be held in 2012. In connection with their election to the Board, and subject to availability under the Company’s equity compensation plans, the Company intends to grant to each of Dr. Loren and Mr. Ramelli approximately 50,000 shares of restricted common stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2012, the Board amended Article II, Section 1 of the By-Laws to remove the first sentence of such section in its entirety and replace such sentence in its entirety with the following sentence: “The number of Directors constituting the entire Board of Directors of the Corporation shall not be less than three nor more than eleven as fixed by resolution duly adopted from time to time by the Board of Directors.” The amendment is effective as of August 21, 2012. Following the effectiveness of the amendment, the Board fixed the number of directors constituting the entire Board at three.

Item 8.01 Other Events.

On August 22, 2012, the Company issued a press release announcing certain of the matters described in this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release of Marina Biotech, Inc. dated August 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

August 22, 2012	By:	__/s/ J. Michael French
	Name:	J. Michael French
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Marina Biotech, Inc. dated August 22, 2012.